Earnings Release Q4 and Full Year 2024	Exhibit 99.1
Coursera Reports Fourth Quarter and Full Year 2024 Financial Results
•Delivered full year revenue of $695 million
•Reported full year net cash provided by operating activities of $95 million; Free Cash Flow of $59 million
•Announced appointment of Greg Hart as President and CEO, effective February 3, 2025

January 30, 2025, 8:30 AM Eastern Time

MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera, Inc. (NYSE: COUR) today announced financial results for its fourth quarter and full year ended December 31, 2024.

“We made significant strides throughout 2024 in expanding our content catalog, launching new entry-level Professional Certificates, generative AI courses, and healthcare micro-credentials designed to meet the needs of learners and customers,” said Coursera CEO Jeff Maggioncalda. “Together with our partners, we are laying the foundation for a new era of online learning with role-based pathways and enhanced platform experiences that equip learners and institutions with mission-critical skills.”

Financial Highlights for Fourth Quarter 2024
•Total revenue was $179.2 million, up 6% from $168.9 million a year ago.
•Gross profit was $95.5 million or 53% of revenue, compared to $89.3 million and consistent with 53% of revenue a year ago. Non-GAAP gross profit was $97.5 million or 54% of revenue, compared to $91.2 million and consistent with 54% of revenue a year ago.
•Net loss was $(21.6) million or (12.1)% of revenue, compared to $(20.4) million or (12.1)% of revenue a year ago. Non-GAAP net income was $13.3 million or 7.4% of revenue, compared to $9.5 million or 5.6% of revenue a year ago.
•Net loss per share was $(0.14), compared to $(0.13) a year ago. Non-GAAP net income per share was $0.08, compared to $0.06 a year ago.
•Adjusted EBITDA was $9.5 million or 5.3% of revenue, compared to $5.7 million or 3.4% of revenue a year ago.
•Net cash provided by operating activities was $19.2 million, compared to $11.6 million a year ago. Free Cash Flow was $7.4 million, compared to $5.7 million a year ago.

Financial Highlights for Full Year 2024
•Total revenue was $694.7 million, up 9% from $635.8 million in the prior year.
•Gross profit was $371.4 million or 53% of revenue, compared to $329.8 million or 52% of revenue in the prior year. Non-GAAP gross profit was $379.6 million or 55% of revenue, compared to $337.5 million or 53% of revenue in the prior year.
•Net loss was $(79.5) million or (11.4)% of revenue, compared to $(116.6) million or (18.3)% of revenue in the prior year. Non-GAAP net income was $55.6 million or 8.0% of revenue, compared to $1.8 million or 0.3% of revenue in the prior year.
•Net loss per share was $(0.51), compared to $(0.77) in the prior year. Non-GAAP net income per share was $0.34, compared to $0.01 in the prior year.
•Adjusted EBITDA was $41.5 million or 6.0% of revenue, compared to $(10.0) million or (1.6)% of revenue in the prior year.
•Net cash provided by operating activities was $95.4 million, compared to $29.6 million in the prior year. Free Cash Flow was $59.3 million, compared to $7.9 million in the prior year.

Earnings Release Q4 and Full Year 2024
“Over the course of 2024, we drove sustainable growth and continued to demonstrate the strong financial and operating leverage in our model,” said Ken Hahn, Coursera’s CFO. “As a result of our efforts, we delivered our first full year of positive Adjusted EBITDA and generated more than $59 million of Free Cash Flow, while investing to bolster our return to higher growth.”
For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Operating Segment Highlights for Fourth Quarter 2024
•Consumer revenue was $101.7 million, up 5% from a year ago on solid demand for our Coursera Plus subscription offering. Segment gross profit was $54.9 million, or 54% of Consumer revenue, compared to 53% a year ago. We added six million new registered learners during the quarter for a total of 168 million.
•Enterprise revenue was $62.3 million, up 7% from a year ago driven by our business and campus verticals. The total number of Paid Enterprise Customers increased to 1,612, up 18% from a year ago. Segment gross profit was $42.6 million and remained at 68% of Enterprise revenue, consistent with a year ago. Our Net Retention Rate for Paid Enterprise Customers was 87%.
•Degrees revenue was $15.2 million, up 14% from a year ago on scaling of recent programs. Segment gross margin was 100% of Degrees revenue as there is no content cost attributable to the Degrees segment. The total number of Degrees Students reached 26,700, up 22% from a year ago.

All key business metrics are as of December 31, 2024. For more information regarding the metrics discussed in this press release, please see "Key Business Metrics Definitions" below.

Content, Customer, and Platform Highlights

Content and Credentials:
•Added nearly 40 new titles to our catalog of entry-level Professional Certificates in 2024, including ten recent launches from Dell Technologies, Microsoft, Xbox, and more.
•Launched more than 450 generative AI courses this year, including popular recent offerings from DeepLearning.AI, Google, Google Cloud, and IBM, as industry leaders meet the growing global demand to develop and showcase generative AI skills and expertise.
•Expanded our healthcare micro-credentials with the addition of Johns Hopkins Medical Office Manager and National Academy of Sports Medicine (NASM) Personal Fitness Trainer entry-level Professional Certificates.

Enterprise Customers:
•Coursera for Business launched new and expanded upskilling programs focused on digital, AI, and human skills with Banco Santander (Spain), Canara Bank (India), Grupo Bancolombia (Colombia), and Schneider Electric (France).
•Coursera for Government broadened its partnership with the Higher Education Commission (HEC) Pakistan, with a program goal of equipping up to 120,000 students across approximately 200 universities with in-demand skills over the next two years.
•Coursera for Campus expanded its partnership with iPeople Inc. (Ayala Group), tripling the number of students earning academic credit for industry micro-credentials and advancing GenAI skills development across all institutions.

Learning Platform:
•Enabled AI-powered translations for learners speaking Dari, Hungarian, and Pashto, broadening global access and ending the year with up to 24 languages in nearly 5,000 courses, Specializations, and Professional Certificates.
•Expanded our credit recommendation initiative, receiving American Council on Education (ACE) credit recommendations for two professional certificates from Microsoft, as well as European Credit Transfer and Accumulation System (ECTS) credit recommendations for seven certificates from IBM.
•Launched a career-based discovery experience initially in North America to help learners start and advance their careers with recognized credentials for in-demand roles to better meet the needs of a rapidly evolving job market.

Earnings Release Q4 and Full Year 2024

Highlights reflect developments since September 30, 2024 through today’s announcement. For additional information on these developments, see the Coursera Blog at blog.coursera.org.

Leadership Transition

As announced in a separate release on January 29, 2025, Jeff Maggioncalda will retire as President and Chief Executive Officer of Coursera, and as a Member of the Board, following seven years of dedicated leadership. Greg Hart has been named President and CEO, and Member of the Board, effective February 3, 2025. In consideration of the leadership transition, the Company intends to provide more detailed full year 2025 outlook in the coming months.

Financial Outlook

•First quarter 2025:
◦Revenue in the range of $173 to $177 million
◦Adjusted EBITDA in the range of $8 to $12 million
•Full year 2025:
◦Positive overall top-line revenue growth
◦Annual Adjusted EBITDA Margin improvement
◦Further details on full year 2025 outlook will be provided in the coming months

Actual results may differ materially from Coursera’s Financial Outlook as a result of, among other things, the factors described under “Special Note on Forward-Looking Statements” below.

A reconciliation of our non-GAAP guidance measure (Adjusted EBITDA) to the corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Conference Call Details

As previously announced, Coursera will hold a conference call today, January 30, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The call will include a discussion of fourth quarter and full year 2024 performance as well as the leadership transition.

A live, audio-only webcast of the conference call and earnings release materials will be available to the public on our Investor Relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year.

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website.

About Coursera

Coursera was launched in 2012 by Andrew Ng and Daphne Koller with a mission to provide universal access to world-class learning. It is now one of the largest online learning platforms in the world, with 168 million registered learners as of December 31, 2024. Coursera partners with over 350 leading universities and industry leaders to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, and degrees. Coursera’s platform innovations enable instructors to deliver scalable, personalized, and verified learning experiences to their learners. Institutions worldwide rely on Coursera to upskill and reskill their employees, citizens, and students in high-demand fields such as GenAI, data science, technology, and business. Coursera is a Delaware public benefit corporation and a B Corp.

Earnings Release Q4 and Full Year 2024
Contacts

For investors: Cam Carey, ir@coursera.org

For media: Arunav Sinha, press@coursera.org

# # #

Key Business Metrics Definitions

Registered Learners

We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

Paid Enterprise Customers

We count the total number of Paid Enterprise Customers that are active on our platform at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a “Paid Enterprise Customer” as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, including organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

Net Retention Rate (“NRR”) for Paid Enterprise Customers

We calculate annual recurring revenue (“ARR”) by annualizing each customer’s monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” for a period by starting with the ARR from all Paid Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end, or “Current Period ARR”. Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing 12 months but excludes revenue from new Paid Enterprise Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate for Paid Enterprise Customers.

Number of Degrees Students

We count the total number of Degrees students for each period. For purposes of determining our Degrees student count, we include all the students that are matriculated in a degree program and who are enrolled in one or more courses in such a degree program during the period, including students enrolled within any wind-down or teach-out periods of any existing programs. If a degree term spans multiple quarters, the student is counted as active in all quarters of the degree term. For purposes of determining our Degrees student count, we do not include students who are matriculated in the degree but are not enrolled in a course in that period.

Non-GAAP Financial Measures

In addition to financial information presented in accordance with GAAP, this press release includes non-GAAP gross profit, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools.

Earnings Release Q4 and Full Year 2024
Non-GAAP Gross Profit, Non-GAAP Net Income, and Non-GAAP Net Income Per Share

We define non-GAAP gross profit and non-GAAP net income as GAAP gross profit and GAAP net loss excluding: (1) stock-based compensation expense; (2) amortization of stock-based compensation expense capitalized as internal-use software costs; (3) payroll tax expense related to stock-based compensation; (4) merger and acquisition (“M&A”) related transaction costs; (5) costs and settlement (gains) losses related to significant and non-recurring legal matters, net of insurance recoveries; and (6) restructuring related charges. Non-GAAP net income per share is calculated by dividing non-GAAP net income by the diluted weighted average shares of common stock outstanding.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as our GAAP net loss excluding: (1) depreciation and amortization; (2) interest income, net; (3) income tax (benefit) expense; (4) other expense (income), net; (5) stock-based compensation expense; (6) payroll tax expense related to stock-based compensation; (7) M&A related transaction costs; (8) costs and settlement (gains) losses related to significant and non-recurring legal matters, net of insurance recoveries; and (9) restructuring related charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities, less purchases of property, equipment, and software, capitalized internal-use software costs, and purchases of content assets as we consider these capital expenditures necessary to support our ongoing operations. Current and prior period Free Cash Flow amounts reported herein reflect the previously disclosed change to our definition of Free Cash Flow to include purchases of content assets.

We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

Special Note on Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate, “believe,” “can,” “continue,” “could,” “demand,” “design”, “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need”, “objective,” “ongoing,” “outlook”, “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding: financial and operating leverage in our model; investing to bolster return to higher growth; our mission to provide universal access to world-class learning; the demand for online learning; anticipated features and benefits of our customer and educator partner relationships and our content and platform offerings; the anticipated utility of our non-GAAP financial measures; anticipated growth rates; our leadership transition; and our financial outlook, future financial and operational performance, and expectations, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to attract, engage, and retain learners; our ability to increase sales of our offerings; our limited operating history; the relative nascency of online learning solutions and generative AI; risks related to market acceptance and demand for our offerings; our ability to maintain and expand our existing educator partner relationships and to develop new partnerships; our dependence on our educator partners’ content; risks related to our AI innovations and AI generally; our ability to compete effectively; adverse impacts on our business and financial condition due to macroeconomic or market conditions; our ability to manage our growth; regulatory and/or policy matters or changes impacting us or our educator partners; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platform; risks related to operations, regulatory, economic, and geopolitical conditions; current and future legal proceedings; the impact of actions to improve operational efficiencies and operating costs; our history of net losses and ability to achieve or sustain profitability; natural disasters, public health crises or other catastrophic events; our status as a certified B Corp; and risks and uncertainties discussed in our most recently filed periodic reports on Forms 10-K and 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Earnings Release Q4 and Full Year 2024
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except shares and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$179,180	$168,880	$694,674	$635,764
Cost of revenue(1)	83,672	79,551	323,261	305,993
Gross profit	95,508	89,329	371,413	329,771
Operating expenses:
Research and development(1)	32,122	37,366	132,048	160,077
Sales and marketing(1)	60,227	58,106	234,908	222,771
General and administrative(1)	26,860	22,416	108,734	98,325
Restructuring related charges(1)	6,797	—	8,942	(5,806)
Total operating expenses	126,006	117,888	484,632	475,367
Loss from operations	(30,498)	(28,559)	(113,219)	(145,596)
Other income (expense):
Interest income, net	8,489	9,298	36,726	34,432
Other (expense) income, net	(1,921)	212	(2,008)	(19)
Loss before income taxes	(23,930)	(19,049)	(78,501)	(111,183)
Income tax (benefit) expense	(2,319)	1,308	1,029	5,371
Net loss	$(21,611)	$(20,357)	$(79,530)	$(116,554)
Net loss per share—basic and diluted	$(0.14)	$(0.13)	$(0.51)	$(0.77)
Weighted average shares used in computing net loss per share—basic and diluted	159,179,499	153,690,451	157,370,977	150,957,814
(1)Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cost of revenue	$694	$563	$2,657	$2,593
Research and development	9,786	11,568	41,846	49,931
Sales and marketing	5,905	7,964	28,104	31,299
General and administrative	8,559	7,572	35,477	31,352
Restructuring related charges	—	—	—	(5,605)
Total stock-based compensation expense	$24,944	$27,667	$108,084	$109,570

Earnings Release Q4 and Full Year 2024
Coursera Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$726,125	$656,321
Marketable securities	—	65,746
Accounts receivable, net	59,685	67,418
Deferred costs, net	24,667	26,387
Prepaid expenses and other current assets	20,177	16,614
Total current assets	830,654	832,486
Property, equipment, and software, net	36,899	30,408
Operating lease right-of-use assets	2,967	4,739
Intangible assets, net	24,521	11,720
Other assets	35,233	41,180
Total assets	$930,274	$920,533

Liabilities and Stockholders’ Equity
Current liabilities:
Educator partners payable	$101,869	$101,041
Other accounts payable and accrued expenses	21,375	23,456
Accrued compensation and benefits	31,627	22,281
Operating lease liabilities, current	43	6,557
Deferred revenue, current	159,741	137,229
Other current liabilities	12,818	7,696
Total current liabilities	327,473	298,260
Operating lease liabilities, non-current	3,021	39
Deferred revenue, non-current	1,555	2,861
Other liabilities	805	3,179
Total liabilities	332,854	304,339
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	1,506,654	1,459,964
Treasury stock, at cost	(49,029)	(63,154)
Accumulated other comprehensive income	—	59
Accumulated deficit	(860,207)	(780,677)
Total stockholders’ equity	597,420	616,194
Total liabilities and stockholders’ equity	$930,274	$920,533

Earnings Release Q4 and Full Year 2024
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(79,530)	$(116,554)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	25,082	22,270
Stock-based compensation expense	108,084	109,570
Accretion of marketable securities	(235)	(13,811)
Impairment losses	2,226	3,062
Other	788	1,496
Changes in operating assets and liabilities:
Accounts receivable, net	7,210	(14,763)
Prepaid expenses and other assets	2,472	(17,003)
Operating lease right-of-use assets	4,810	4,868
Accounts payable and accrued expenses	(2,321)	33,971
Accrued compensation and other liabilities	12,138	3,073
Operating lease liabilities	(6,569)	(7,853)
Deferred revenue	21,206	21,313
Net cash provided by operating activities	95,361	29,639
Cash flows from investing activities:
Purchases of marketable securities	—	(121,756)
Proceeds from maturities of marketable securities	66,000	530,000
Purchases of property, equipment, and software	(1,585)	(1,147)
Capitalized internal-use software costs	(17,219)	(15,254)
Purchase of minority interest	—	(1,701)
Purchases of content assets	(17,295)	(5,344)
Net cash provided by investing activities	29,901	384,798
Cash flows from financing activities:
Proceeds from exercise of stock options	9,377	27,315
Proceeds from employee stock purchase plan	5,644	6,031
Payments for repurchases of common stock	(36,705)	(58,453)
Payments for tax withholding on vesting of restricted stock units	(33,260)	(54,122)
Net cash used in financing activities	(54,944)	(79,229)
Net increase in cash, cash equivalents, and restricted cash	70,318	335,208
Cash, cash equivalents, and restricted cash—Beginning of period	658,086	322,878
Cash, cash equivalents, and restricted cash—End of period	$728,404	$658,086

Earnings Release Q4 and Full Year 2024
Coursera Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Gross profit	$95,508	$89,329	$371,413	$329,771
Stock-based compensation expense	694	563	2,657	2,593
Amortization of stock-based compensation capitalized as internal-use software costs	1,275	1,328	5,473	5,039
Payroll tax expense related to stock-based compensation	8	15	89	115
Non-GAAP gross profit	$97,485	$91,235	$379,632	$337,518

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(21,611)	$(20,357)	$(79,530)	$(116,554)
Stock-based compensation expense	24,944	27,667	108,084	115,175
Amortization of stock-based compensation capitalized as internal-use software costs	1,275	1,328	5,473	5,039
Payroll tax expense related to stock-based compensation	218	815	2,991	3,957
M&A related transaction costs	—	—	3,369	—
Significant and non-recurring legal matters	1,657	—	6,258	—
Restructuring related charges	6,797	—	8,942	(5,806)
Non-GAAP net income	$13,280	$9,453	$55,587	$1,811

Weighted-average shares used in computing net loss per share—basic	159,179,499	153,690,451	157,370,977	150,957,814
Effect of dilutive securities	3,802,517	15,238,006	7,050,544	15,626,795
Weighted-average shares used in computing non-GAAP net income per share—diluted	162,982,016	168,928,457	164,421,521	166,584,609

Net loss per share—basic and diluted	$(0.14)	$(0.13)	$(0.51)	$(0.77)
Non-GAAP net income per share—diluted	$0.08	$0.06	$0.34	$0.01

Earnings Release Q4 and Full Year 2024

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(21,611)	$(20,357)	$(79,530)	$(116,554)
Depreciation and amortization	6,350	5,768	25,082	22,270
Interest income, net	(8,489)	(9,298)	(36,726)	(34,432)
Income tax (benefit) expense	(2,319)	1,308	1,029	5,371
Other expense (income), net	1,921	(212)	2,008	19
Stock-based compensation expense	24,944	27,667	108,084	115,175
Payroll tax expense related to stock-based compensation	218	815	2,991	3,957
M&A related transaction costs	—	—	3,369	—
Significant and non-recurring legal matters	1,657	—	6,258	—
Restructuring related charges	6,797	—	8,942	(5,806)
Adjusted EBITDA	$9,468	$5,691	$41,507	$(10,000)

Net loss margin	(12)%	(12)%	(11)%	(18)%
Adjusted EBITDA Margin	5%	3%	6%	(2)%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities(2)	$19,215	$11,568	$95,361	$29,639
Less: purchases of property, equipment, and software	(1,081)	(121)	(1,585)	(1,147)
Less: capitalized internal-use software costs	(3,640)	(3,791)	(17,219)	(15,254)
Less: purchases of content assets	(7,113)	(1,966)	(17,295)	(5,344)
Free Cash Flow	$7,381	$5,690	$59,262	$7,894
(2)Includes cash payments for restructuring related charges made during the three months and years ended December 31, 2024 and 2023 of $2.7 million, $0, $4.8 million, and $5.1 million, respectively.